Exhibit 99.1

IWT Tesoro appoints new CFO and new National Sales Manager

WESTPORT, CT—(MARKET WIRE) — January 03, 2007— IWT Tesoro Corporation (OTCBB:IWTT), a market leader in wholesale distribution and merchandising of ceramic tiles, announces the recent appointment of David Whitwell as its new Chief Financial Officer.   Additionally, the company has filled the newly created position of National Sales Manager with an industry veteran, Bruce DePasquale.

Appointment of Chief Financial Officer

David Whitwell’s experience in both finance and operations compliments the executive management team as the company moves into 2007.  Mr. Whitwell is adept at navigating both the US and international financial markets, having served as the CFO of publicly-held, Clean Diesel Technologies, Inc. listed on both the OTC Bulletin Board in the US and the London Stock Exchange’s AIM Market. Mr. Whitwell provides added depth in support of IWT Tesoro’s fiscal discipline and compliance requirements in the public market as the company continues its strategic expansion.

Mr. Whitwell commented on his appointment by stating, “My decision to join the IWT Tesoro team was fueled by the prospects of growth.  Over the last twelve years, IWT Tesoro has built an exceptional platform for organic growth in addition to potentials for market expansion in various verticals throughout the supply chain.  The Company’s market segment matches my penchant for the industry as a whole.  I like to be hands on, and the tangible nature of the Company’s products, distributions processes, and merchandising methodology make IWT Tesoro an ideal fit for my background in finance and operations.  It is a pleasure to join such a successful team.”  Mr. Whitwell will report directly to the company’s Chairman and CEO, Henry J. Boucher, Jr.

Appointment of National Sales Manager

Bruce DePasquale has over 25 years of industry experience, having served as Vice President of Sales and Marketing at Laufen Ceramic Tile and as Senior Brand Manager for Shaw Industries, a Berkshire-Hathaway Company, and manufacturer of diverse flooring products.  Mr. DePasquale will provide a central liaison for field sales representatives and executive management for the implementation and deployment of its national sales initiatives and branding campaign.  Mr. DePasquale’s experience and skill sets will provide focus and dedicated leadership for the Company’s national sales team as they continue to meet growing customer and market demands in 2007.

Mr. DePasquale said that, “IWT Tesoro is one of the most progressive and creative companies for the merchandising of ceramic tile that I have seen, and it is one of the few distributors with a nationally recognized brand.  I am pleased to have the opportunity to help strengthen the Company’s brand image while continuing to expand the merchandising programs that Tesoro’s clients have come to expect.  As an industry professional, I have watched IWT Tesoro’s progression over the last few years, and it is truly a pleasure to be a part of the team.”

About IWT Tesoro

IWT Tesoro Corporation is one of the few publicly traded tile distributors.  The Company is exclusively wholesale driven and does not compete with its customers by having dealer stores as part of its business model. Instead, the Company is a merchandising resource for its customers, maintaining the philosophy that it is its customers’ supplier, NOT their competition.

This is a distinct reason as to why the Company has been so successful. This wholesale focus is at the core of IWT Tesoro Corporation’s long-term growth and market strategy. Through IWT, IWT Transport Inc., a subsidiary of the Company that operates as a licensed freight carrier, and its foreign subsidiary IWT Tesoro International Ltd., IWT Tesoro Corporation is focused on creating, marketing and delivering exclusive and premium flooring brands that meet customer’s varied needs.

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s business and financing plans, regulatory environments in which the Company operates or plans to operate, and trends affecting the Company’s financial condition or results of operations, the impact of competition, the start up of certain operations, roll out of products and services and acquisition opportunities. When used herein, the words “believes,” “expects,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

CONTACTS:

Henry J. Boucher, Jr.

CEO

IWT Tesoro Corporation

Phone: 1-203- 221-2770

Email: hjb@iwttesoro.com

R. Nicholas Brack

Managing Director

Baxter Partners, LLC

Phone: 1-561-624-0014

Email: nbrack@baxterpartnersllc.com